Exhibit 99.2

Systron Donner Inertial, Inc.

INDEX TO FINANCIAL STATEMENTS

For the Three Months Ended March 31, 2019 and 2018

Systron Donner Inertial, Inc.

Condensed Statement of Operations

Three Months Ended March 31, 2019 and 2018

(in thousands)

(unaudited)

	Three months ended March 31,
	2019	2018
Revenue	$6,815	$5,398
Cost of revenue	4,842	4,792
Gross profit	1,973	606
Operating expense:
Selling, general, and administrative	789	789
Research and development	1,300	1,031
Total operating expense	3,263	1,820
Operating loss	(1,290)	(1,214)
Other expense:
Interest expense, net	(1)	—
Total other expense	(1)	—
Loss from operations before income tax expense	(1,291)	(1,214)
Income tax expense	—	—
Net loss	$(1,291)	(1,214)

The accompanying notes are an integral part of these condensed financial statements.

Systron Donner Inertial, Inc.

Condensed Balance Sheet

As of March 31, 2019

(in thousands, except for shares of Common Stock and per share amounts)

(unaudited)

	As of	As of
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,173	$3,407
Accounts receivable, net of allowance of $273 and $209	5,273	4,777
Inventory	9,870	8,376
Prepaid expenses and other current assets	403	657
Total current assets	16,719	17,217
Property, plant, and equipment, net	6,933	6,980
Total assets	$23,652	$24,197
LIABILITIES and SHAREHOLDER EQUITY
Current liabilities:
Accounts payable	$2,149	$1,240
Accrued expenses and other current liabilities	2,153	3,529
Total current liabilities	4,302	4,769
Customer advance payment	165	311
Other long-term liabilities	11	24
Total liabilities	4,478	5,104
Commitments and contingencies
Shareholder’s equity:
Common stock, $0.01 par value, 5,000 shares authorized; 1 share issued and outstanding as of March 31, 2019 and December 31, 2018	—
Additional Paid-In-Capital	13,872	12,500
Retained earnings	5,302	6,593
Total Shareholder’s equity	19,174	19,093
Total liabilities and Shareholder’s equity	$23,652	$24,197

The accompanying notes are an integral part of these condensed financial statements.

Systron Donner Inertial, Inc.

Condensed Statement of Shareholder’s Equity

Three Months Ended March 31, 2019

(in thousands, except for Shares of Common Stock)

(unaudited)

	Shares of Common Stock	Value of Common Stock	Additional Paid-In-Capital	Retained Earnings	Total Shareholder’s Equity
Balance as of December 31, 2018	1	$—	$12,500	$6,593	$19,093
Capital Contribution	—	—	1,372	—	1,372
Net loss	—	—	—	(1,291)	(1,291)
Balance as of March 31, 2019	1	$—	$13,872	$5,302	$19,174

The accompanying notes are an integral part of these condensed financial statements.

Systron Donner Inertial, Inc.

Condensed Statement of Cash Flows

Three Months Ended March 31, 2019 and 2018

(in thousands)

(unaudited)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(1,291)	$(1,214)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	272	256
Provision adjustments related to doubtful accounts	—	—
Total non-cash adjustments	272	256
Changes in operating assets and liabilities:
Accounts receivable	(495)	1,611
Inventory	(1,494)	(92)
Other assets	254	45
Accounts payable	909	(506)
Accrued expenses and other current liabilities	(1,536)	(579)
Total change in operating assets and liabilities	(2,362)	479
Net cash used in operating activities	(3,381)	(479)
Cash flows from investing activities:
Capital Contribution	1,372	—
Purchase of equipment	(225)	(215)
Net cash provided by (used in) investing activities	1,147	(215)
Cash flows from financing activities:
Net cash provided by (used in) financing activities	—	—
Net decrease in cash	(2,234)	(694)
Cash at beginning of period	3,407	6,455
Cash at end of period	$1,173	$5,761
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$1	$1
Cash paid during the period for income taxes	$—	$—

The accompanying notes are an integral part of these condensed financial statements.

Systron Donner Inertial, Inc.

Notes to our Condensed Financial Statements

For the three months ended March 31, 2019 (unaudited)

NOTE 1.                                  Description of Business

Business Overview

Systron Donner Inertial, Inc. (referred to herein, together with its subsidiaries, as the “Company,” “we,” “our,” or “SDI”) was established in 2015 as a Delaware corporation. SDI is a navigation systems provider with a scalable, chip-based platform for higher volume gyro applications utilizing Quartz MEMS technology. SDI is located in Concord, California.

Basis of Presentation and Principles of Consolidation

The accompanying financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Through February 2019, SDI was a wholly-owned subsidiary of Carros Sensors, Inc., after which it was a wholly-owned subsidiary of The Resilience Fund IV., LP and The Resilience Fund IV-A, L.P.

Unaudited Interim Condensed Financial Information

The accompanying interim condensed balance sheet as of March 31, 2019, the condensed statements of operations, shareholder equity and cash flows for the three months ended March 31, 2019 and the related note disclosures are unaudited. These unaudited interim condensed financial statements include all adjustments necessary to state fairly the Company’s financial position as of March 31, 2019 and the results of operations and cash flows for the three months ended March 31, 2019. The financial data and other information disclosed in these notes to the condensed financial statements related to the three-month periods are unaudited. The results for the three months ended March 31, 2019 are not necessarily indicative of the operating results expected for the full fiscal year or any future period.

NOTE 2.                                  Summary of Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, as of the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. The accounting estimates that require our most significant, difficult, and/or subjective judgments include:

•                  the valuation of inventory;

•                  the allowance for doubtful accounts; and,

•                  the valuation allowance for deferred tax assets and liabilities.

•                  loss making contract accrual

We develop estimates based on historical experience and on various assumptions about the future that are believed to be reasonable based on the best information available to us. Our reported financial position or results of operations may be materially different under changed conditions or when using different estimates and assumptions, particularly with respect to significant accounting policies. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

Concentration of Credit Risk: Financial instruments that may subject us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. When necessary, we perform credit evaluations on our customers’ financial condition and occasionally we request deposits in advance of shipping product to our customers. These financial evaluations require significant judgment and are based on a variety of factors including, but not limited to, current economic trends, historical payment patterns, bad debt write-off experience, and financial review of the particular customer. During the three months ended March 31, 2019 and 2018, revenue from four and three of our customers represented approximately 63% and 60%, respectively, of our revenue.

Cash and Cash Equivalents: Cash and cash equivalents consists primarily of bank deposits.

Accounts Receivable: We regularly evaluate the collectability of our accounts receivable and maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to meet their financial obligations to us. The allowance is based on the age of receivables and a specific identification of receivables considered at risk of collection. We classify charges associated with the allowance for doubtful accounts as selling, general, and administrative expense.

Inventory: Inventory is stated at the lower of cost or net realizable value (first-in, first-out). Inventory that is expected to be used within the next 12 months is classified as current inventory. We write-down inventory once it has been determined that conditions exist that may not allow the inventory to be sold for its intended purpose or the inventory is determined to be excess or obsolete based on assumptions about future demand and market conditions. The charge related to inventory write-downs is recorded as a cost of revenue. We evaluate inventory levels annually against historical usage on a significant part-by-part basis, in addition to determining its overall inventory risk. We have incurred, and may in the future incur charges to write-down our inventory. See Note 5 - Inventory in the notes to the condensed financial statements for additional information related to our inventory.

Property, Plant, and Equipment: Our property, plant, and equipment are recorded at cost. Plant and equipment are depreciated on a straight-line basis over the following estimated useful lives of the assets:

Description	Estimated Useful Life
Building	20 years
Equipment	5 to 10 years
Furniture and fixtures	3 to 8 years
Computer hardware and software	3 to 8 years

Expenditures for repairs and maintenance are charged to expense as incurred. The costs for major renewals and improvements are capitalized and depreciated over their estimated useful lives of the related asset. The cost and related accumulated depreciation of the assets are removed from the accounts upon disposition and any resulting gain or loss is reflected in the statement of operations.

Valuation of Long-lived Assets: Long-lived assets consist primarily of property, plant, and equipment, net. Since our long-lived assets are subject to amortization, we review these assets for impairment in accordance with the provisions of Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment. We review long-lived assets for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Our impairment testing of long-lived assets consists of determining whether the carrying amount of the long-lived asset (asset group) is recoverable, in other words, whether the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group) exceeds its carrying amount. The determination of the existence of impairment involves judgments that are subjective in nature and may require the use of estimates in forecasting future results and cash flows related to an asset or group of assets. In making this determination, we use certain assumptions, including estimates of future cash flows expected to be generated by these assets, which are based on additional assumptions such as asset utilization, the length of service that assets will be used in our operations, and estimated salvage values.

Revenue Recognition: Revenue is recognized upon shipment, provided persuasive evidence of a contract exists, the price is fixed, the product meets our customer’s specifications, title and ownership have transferred to the customer, and there is reasonable assurance of collection of the sales proceeds. The majority of our products have shipping terms that are free on board or free carrier alongside (“FCA”) shipping point, which means that we fulfill our delivery obligation when the goods are handed over to the freight carrier at our shipping dock. This means the customer bears all costs and risks of loss or damage to the goods from that point. We account for shipping and related transportation costs by recording the charges that are invoiced to customers as revenue, with the corresponding cost recorded as cost of revenue. In those instances where inventory is maintained at a consigned location, revenue is recognized only when our customer pulls product for use and after title and ownership has transferred to the customer. Any warranty cost and remaining obligations that are inconsequential or perfunctory are accrued when the corresponding revenue is recognized. The Company will disclose the adoption of ASC 606 in the annual reporting period beginning January 1, 2019.

Product Warranty Reserves: We provide our customers with limited rights of return for non-conforming shipments and warranty claims for certain products. Pursuant to ASC 450, Contingencies, we make estimates of product warranty expense using historical experience rates as a percentage of revenue and accrue estimated warranty expense as a cost of revenue. We estimate the costs of our warranty obligations based on historical experience of known product failure rates and anticipated rates of warranty claims, use of materials to repair or replace defective products, and service delivery costs incurred in correcting product issues. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should our actual experience relative to these factors differ from our estimates, we may be required to record additional warranty reserves. Alternatively, if we provide more reserves than needed, we may reverse a portion of such provisions in future periods.

Research and Development: Research and development costs are charged as an expense when incurred.

Income Taxes: In accordance with ASC 740, Income Taxes, deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. We record valuation allowances against all deferred tax assets for amounts which are not considered more likely to be realized.

NOTE 3.                                  Recent Accounting Pronouncements

There have been no recent accounting pronouncements or changes in accounting pronouncements that are of significance, or of potential significance, to us other than those discussed below:

•                  In June 2016, the FASB issued ASU 2016-13 Financial Instruments - Credit Losses, Measurement of Credit Losses on Financial Instruments, which changes the way entities measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net earnings.  The new standard is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods.  The new standard will be effective for our fiscal year beginning January 1, 2020 and early adoption is permitted.  We are evaluating the impact the adoption of the new standard will have on our financial statements and related disclosures.

•                  In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 introduces a lessee model that requires recognition of assets and liabilities arising from qualified leases on the balance sheets and disclosure of qualitative and quantitative information about lease transactions. This guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those years. We are in the process of implementing changes to our systems and processes in conjunction with our review of lease agreements. Topic 842 will be effective for our fiscal year beginning October 1, 2019 and expect to elect certain available transitional practical expedients. Early adoption is permitted.

As currently issued, entities are required to use a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. There are additional optional practical expedients that an entity may elect to apply. The Company is continuing to evaluate the effect of this update on its financial statements and related disclosures.

•                  In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers which will supersede most current U.S. GAAP guidance on this topic. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing to clarify two aspects of the guidance within ASU No. 2014-09 on identifying performance obligations and the licensing implementation guidance. Under the new standards, recognition of revenue occurs when the seller satisfies a performance obligation by transferring to the customer promised goods or services in an amount that reflects the consideration the entity expects to receive for those goods or services. The new standard, as amended through December 2016, will be effective for our annual reporting period beginning January 1, 2019. The standard permits the use of either the full retrospective or modified retrospective method.

We believe that the key revenue streams will be split between product sales and firm fixed price contracts, which comprise the majority of our business. Based upon our evaluation completed, the Company believes that the pattern of revenue recognition for these revenue streams upon implementation will generally be at a point-in-time for product sales and over a period of time for firm fixed price contracts, which is consistent with current guidance. As of December 31, 2018, the Company plans to adopt ASU 2014-09 utilizing a modified retrospective method on January 1, 2019. The adoption of ASU 2014-09 did not have a material impact on the Company’s financial statements and related disclosures.

NOTE 4.                                  Accounts Receivable

The components of accounts receivable consisted of the following:

(in thousands)	As of March 31, 2019	As of December 31, 2018
Accounts receivable, gross	$5,546	$5,050
Allowance for doubtful accounts	(273)	(273)
Accounts receivable, net	$5,273	$4,777

The allowance for doubtful accounts is based on the age of receivables and a specific identification of receivables considered at risk of collection.

The following table summarizes changes in the allowance for doubtful accounts for the three months ended March 31, 2019.

Allowance for Doubtful Accounts (in thousands)	Three Months ended March 31, 2019	Three Months ended March 31, 2018
Balance at beginning of period	$273	$209
Provision adjustment - expense, net of recoveries	—	—
Balance at end of period	$273	$209

NOTE 5.                                  Inventory

The components of inventory consisted of the following:

(in thousands)	As of March 31, 2019	As of December 31, 2018
Raw materials	$6,354	$4,971
Finished goods	3,516	3,405
Inventory balance at end of period	$9,870	$8,376

NOTE 6.                                  Property, Plant, and Equipment, net

The components of property, plant, and equipment, net consisted of the following:

(in thousands)	As of March 31, 2019	As of December 31, 2018
Equipment	$29,289	$29,313
Furniture and fixtures	325	325
Computer hardware and software	996	971
Land and building improvements	7,021	7,021
Construction in progress	418	194
Property, plant, and equipment, gross	$38,049	$37,824
Accumulated depreciation	(31,116)	(30,844)
Property, plant, and equipment, net	$6,933	$6,980

NOTE 7.                                  Accrued Expenses and Other Current Liabilities

The components of accrued expenses and other current liabilities consisted of the following:

(in thousands)	As of March 31, 2019	As of December 31, 2018
Compensation	$1,313	$1,301
Management fees	—	1,216
Provision for estimated losses	244	487
Customer deposits	283	150
Income and other taxes	7	15
Other	306	360
Accrued expenses and other current liabilities	$2,153	$3,529

Compensation: Compensation is primarily comprised of accrued employee salaries, taxes and benefits.

Management fees: Management fees is comprised of amounts owed to a parent company for services provided during the respective period.

Provision for estimated losses: In accordance with ASC 605-35, provision for anticipated losses requires recognition of the entire loss on a contract in the period when the loss first becomes evident.

NOTE 8.                                  Income and Other Taxes

For the three months ended March 31, 2019 and 2018, the Company recorded no income tax expense due to the operating loss generated. Income tax expense is computed in accordance with ASC 740.

All deferred tax assets have a full valuation allowance at March 31, 2019 and December 31, 2018. However, on a quarterly basis, the Company will evaluate the positive and negative evidence to assess whether the more likely than not criteria, mandated by ASC 740, has been satisfied in determining whether there will be further adjustments to the valuation allowance.

NOTE 9.                                  Employee Benefit Plans

401(k) Plan

We have a savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under this savings plan, participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. All employer contributions are made in cash.  Our matching contribution in cash for the three months ended March 31, 2019 and 2018 was approximately $0.2 million and $0.1 million, respectively.

NOTE 10.                           Geographical Information

Revenue:  The following tables set forth revenue by geographic region with revenue assigned to geographic regions based on our customers’ billing address.

	For the Three Months Ended March 31,
(in thousands)	2019	2018
United States	$6,236	$4,928
International	579	470
Total revenue	$6,815	$5,398

No individual countries outside the United States represented 10% or more of total revenues.

Substantially all of the Company’s property and equipment is located in the United States.

NOTE 11.             Related Party Transactions

During the three months ended March 31, 2019, the Company incurred expenses from our parent company and other related entities totaling $0.7 million. Of this total, $0.6 million was incurred from our parent company, lnnovista, for reimbursement of corporate overhead charges incurred. The remaining $0.1 million was paid to an affiliate of our parent company, Schneider, for the allocation of employee benefits incurred on behalf of the company. As of March 31, 2019, of the $0.7 million in expenses incurred during the three months ended March 31, 2019, $0.3 million was unpaid and is recorded in accounts payable. There was no expenses incurred from our parent Company and other related entities during the three months ended March 31, 2018.

NOTE 12.             Sale of Company and Subsequent Event

In February 2019, the Company was purchased by a private equity group, The Resilience Fund IV., L.P., a Delaware limited partnership and The Resilience Fund IV-A, L.P., a Delaware limited partnership.

On June 7, 2019, EMCORE Corporation (“EMCORE”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with The Resilience Fund IV, L.P., a Delaware limited partnership and The Resilience Fund IV-A, L.P., a Delaware limited partnership (collectively, the “Seller”), Aerospace Newco Holdings, Inc., a Delaware corporation (“Holdings”) and Ember Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of EMCORE (“Parent Sub”), pursuant to which Parent Sub purchased 100% of the outstanding equity securities of Holdings (the “Transaction”). Holdings is the sole stockholder of Systron Donner Inertial, Inc. EMCORE purchased Holdings for aggregate consideration of $25.8 million, of which $22.8 million was in cash and $3.0 million was in the issuance of shares of EMCORE common stock.